08:33:19 AM                                             EXHIBIT 99. 1


                   MBNA MASTER CREDIT CARD TRUST II SERIES 94-A

                            KEY PERFORMANCE FACTORS
                                      JUNE, 1996



        Expected B Maturity                                        9/15/99


        Blended Coupon                                             5.7110%



        Excess Protection Level
          3 Month Average                                            5.10%
        June, 1996                                                   5.41%
        May, 1996                                                    4.83%
        April, 1996                                                  5.06%


        Cash Yield                                                  16.85%


        Investor Charge Offs                                         4.11%


        Base Rate                                                    7.33%


        Over 35 Day Delinquency                                      3.97%


        Seller's Interest                                           19.37%


        Total Payment Rate                                          10.78%


        Total Principal Balance                         $16,975,561,627.28


        Investor Participation Amount                      $760,000,000.00


        Seller Participation Amount                      $3,287,686,627.28